APPENDIX A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

WELLS FARGO FUNDS TRUST

Adjustable Rate Government Fund

Alternative Risk Premia Fund

Asset Allocation Fund

California Limited-Term Tax-Free Fund

California Tax-Free Fund

Cash Investment Money Market Fund

Classic Value Fund

Common Stock Fund

Conservative Income Fund

Core Plus Bond Fund

Disciplined Small Cap Fund

Disciplined U.S. Core Fund

Discovery Fund

Diversified Capital Builder Fund

Diversified Income Builder Fund

Diversified International Fund

Dynamic Target Date Today Fund

Dynamic Target Date 2015 Fund

Dynamic Target Date 2020 Fund

Dynamic Target Date 2025 Fund

Dynamic Target Date 2030 Fund

Dynamic Target Date 2035 Fund

Dynamic Target Date 2040 Fund

Dynamic Target Date 2045 Fund

Dynamic Target Date 2050 Fund

Dynamic Target Date 2055 Fund

Dynamic Target Date 2060 Fund

Emerging Markets Equity Fund

Emerging Markets Equity Income Fund

Endeavor Select Fund

Enterprise Fund

Fundamental Small Cap Growth Fund

Global Investment Grade Credit Fund

Global Small Cap Fund

Government Money Market Fund

Government Securities Fund

Growth Balanced Fund

Growth Fund

Heritage Money Market Fund

High Yield Bond Fund

High Yield Corporate Bond Fund

High Yield Municipal Bond Fund

Index Asset Allocation Fund

Intermediate Tax/AMT-Free Fund

International Equity Fund

Intrinsic Small Cap Value Fund

Intrinsic World Equity Fund

Large Cap Core Fund

Large Cap Growth Fund

Large Company Value Fund

Low Volatility U.S. Equity Fund

Managed Account CoreBuilder Shares Series M

Managed Account CoreBuilder Shares Series SM1

Minnesota Tax-Free Fund

Moderate Balanced Fund

Money Market Fund

Municipal Bond Fund

Municipal Cash Management Money Market Fund

Municipal Sustainability Fund

National Tax-Free Money Market Fund

Omega Growth Fund

Opportunity Fund

Pennsylvania Tax-Free Fund

Precious Metals Fund

Premier Large Company Growth Fund

Short Duration Government Bond Fund

Short-Term Bond Fund2

Short-Term High Yield Bond Fund

Short-Term Municipal Bond Fund

Special International Small Cap Fund

Special Mid Cap Value Fund

Special Small Cap Value Fund

Strategic Income Fund3

Strategic Municipal Bond Fund

Target Today Fund

Target 2010 Fund

Target 2015 Fund

Target 2020 Fund

Target 2025 Fund

Target 2030 Fund

Target 2035 Fund

Target 2040 Fund

Target 2045 Fund

Target 2050 Fund

Target 2055 Fund

Target 2060 Fund

Treasury Plus Money Market Fund

Ultra Short-Term Income Fund

Ultra Short-Term Municipal Income Fund

U.S. Core Bond Fund

Utility and Telecommunications Fund

WealthBuilder Conservative Allocation Fund

WealthBuilder Equity Fund

WealthBuilder Growth Allocation Fund

WealthBuilder Growth Balanced Fund

WealthBuilder Moderate Balanced Fund

Wisconsin Tax-Free Fund

100% Treasury Money Market Fund

Appendix A amended:  May 28, 2020

1. On May 28, 2020 the Board of Trustees of Wells Fargo Funds Trust approved the establishment of the Managed Account CoreBuilder Shares – Series SM (“Fund”).  The Fund is expected to commence operations in the third quarter 2020.

2. On May 28, 2020 the Board of Trustees of Wells Fargo Funds Trust approved the name change to the Short-Term Bond Fund to the Short-Term Bond Plus Fund, effective on or about August 3, 2020.

3. On May 28, 2020 the Board of Trustees of Wells Fargo Funds Trust approved the name change to the Strategic Income Fund to the Income Plus Fund, effective on or about August 3, 2020.